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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES
                                       OF
                            SIMEX TECHNOLOGIES, INC.



- SIMEX Capital Corp., a corporation duly organized on October 27, 1998, and validly existing under the laws of the State of Georgia.

- SIMEX Resources Group, Inc., a corporation duly organized on August 24, 1998, and validly existing under the laws of the State of Georgia.

- SIMEX Energy Services Group, Inc., a corporation duly organized on August 24, 1998, and validly existing under the laws of the State of Georgia.

- SIMEX AS, Organization No. 937 454 104, a limited company duly organized and validly existing under the laws of Norway.

         -        SIMEX AS is the sole shareholder of the following entities:

                  - Hordaror AS, Organization No. 963 070 098, a limited company duly organized and validly existing under the laws of Norway.

                  - Weld Tech AS, Organization No. 961 931 681, a limited company duly organized and validly existing under the laws of Norway.

                  - Vest Norge Doors AS, Organization No. 977 054 370, a limited company duly organized and validly existing under the laws of Norway.

                  - Simex Simcom UK, a limited company duly organized and validly existing under the laws of the United Kingdom.

         - SIMEX AS is the minority shareholder of the following entities:

                  - Fifty-six percent (56%) shareholder of Jotronic Data AS, Organization No., 963 530 323, a limited company duly organized and validly existing under the laws of Norway.

                  - Forty percent (40%) shareholder of Unitron Data AS, Organization No. 965 513 280, a limited company duly organized and validly existing under the laws of Norway.